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                                                                   Exhibit 10.12



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

                                 PROMISSORY NOTE
                                 ---------------

                                                          Needham, Massachusetts
                                                                  March 13, 2001

US$253,020

     FOR VALUE RECEIVED, the undersigned ("DEBTOR") hereby promises to pay to MCK Communications, Inc., a Delaware corporation, or its successor ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $253,020 (the "PRINCIPAL"), which represents the amount equal to the fair market value of the shares of Common Stock purchased on the date hereof from the Company less the par value of such shares (which was paid to the Company in cash), with interest at the fixed rate of 5.58% per annum, compounded annually, on the unpaid balance. Interest shall be payable on each anniversary of the date hereof. The Principal, with accrued interest thereon, shall become due and payable in whole or in part upon any sale by the Debtor of shares of Common Stock, $.001 par value, of the Payee ("COMMON STOCK") pursuant to the terms set forth below. In any event, any Principal then unpaid shall be due and payable, with accrued interest thereon, on the fourth (4th) anniversary of the date hereof (the "REPAYMENT DATE"). The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from any sales by the Debtor of shares of the Common Stock of the Payee held or being acquired on the date hereof, or any successor securities, in reduction of the Principal until such time as the Principal has been paid in full, and in connection with each such payment shall pay accrued but unpaid interest on the amount so paid. For purposes hereof, net after-tax proceeds refers to the amount received upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes).

     A default (an "EVENT OF DEFAULT") shall be deemed to have occurred hereunder if (a) Debtor fails in any material respect to perform any material obligation hereunder, if any material representation or warranty hereunder was untrue in any material respect when made, or if any default or Event of Default by Debtor occurs under this Note or any agreement evidencing, or constituting or granting security for, the Debtor's obligations, and (b) the Company gives to Debtor written notice thereof and such default shall not have been cured within fourteen (14) days or such additional time as may be required to effect such cure if diligently pursued.

     In case an Event of Default shall occur, the aggregate unpaid balance of Principal and accrued interest thereon may be declared to be due and payable in the manner and with the effect as set forth below. The Payee shall have full recourse against any assets of the Debtor in connection with the repayment of the accrued interest on the Principal and up to the Recourse Amount (as
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hereinafter defined) against any assets of the Debtor. The Recourse Amount as of any time shall mean (i) 30% of the Principal amount hereof reduced by 30% of each payment of Principal made by or on behalf of the Debtor from any source and
(ii) the full amount of accrued interest under this Note (it being understood that the Debtor shall be personally obligated for the payments of interest hereunder). Unless otherwise directed by the Debtor, all sums paid by the Debtor or otherwise received by Payee on account of sums owing hereunder shall be deemed to reduce the Recourse Amount on a proportionate basis.

     Upon and after the occurrence of any Event of Default which is then continuing or which has not been cured within the time period given for such cure

          (a) The Company may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Company shall have all of the rights and remedies of a secured party in Massachusetts under the Uniform Commercial Code.

          (b) Except as specifically reserved herein, Debtor waives all suretyship defenses at law and in equity, and further waives the requirement of any demand and presentment.

     Except as otherwise provided herein or by law, Debtor waives presentment, demand, notice and protest, notice of acceptance of this Agreement. No failure by the Company to exercise, no delay by the Company in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the obligations of the Debtor shall operate as a waiver thereof, or of any other right, remedy or power at any time.

     Except as provided herein, Debtor may not prepay any of the principal balance hereof or accrued interest thereon.

     Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee.

     This Note may be changed, modified or terminated only by an agreement in writing and signed by the Debtor and Payee. This Note shall be governed by and construed in accordance with the laws The Commonwealth of Massachusetts, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.


                                             DEBTOR:

                                             /s/ Glenda Davis
                                             -----------------------------------
                                             Name:  Glenda Davis